Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	March 31,	April 30,	May 31,	June 30,	July 31,	August 31,	September 30,	October 31,	November 30,	December 31,	January 31,	February 28,	March 31,
	2006	2006	2006	2006	2006	2006	2006	2006	2006	2006	2007	2007	2007
NETBANK, INC. CONSOLIDATED
Total average assets	$4,720,452	$4,457,928	$4,499,860	$4,553,688	$4,273,000	$4,337,033	$3,916,188	$3,799,602	$3,710,326	$3,713,455	$3,948,408	$3,882,270	$3,462,299

Retail customers	255,259	253,899	252,495	249,058	246,971	245,040	243,230	239,829	239,382	223,773	221,528	220,606	192,863
Business customers	27,702	27,715	27,396	26,574	26,225	25,917	25,539	25,371	24,785	24,456	21,355	21,064	20,499
Total customers	282,961	281,614	279,891	275,632	273,196	270,957	268,769	265,200	264,167	248,229	242,883	241,670	213,362

RETAIL BANKING SEGMENT

Retail deposits	$2,474,874	$2,466,518	$2,418,548	$2,410,003	$2,393,553	$2,354,172	$2,402,279	$2,535,158	$2,499,597	$2,511,091	$2,483,458	$2,504,614	$2,496,797
Small business deposits	63,984	65,153	66,787	66,326	67,976	68,771	66,191	66,894	65,148	64,502	63,632	63,721	63,252
Other deposits	287,409	244,324	245,533	245,608	207,556	231,842	259,847	275,041	66,864	40,043	22,537	12,465	20,601
Total deposits	$2,826,267	$2,775,995	$2,730,868	$2,721,937	$2,669,085	$2,654,785	$2,728,317	$2,877,093	$2,631,609	$2,615,636	$2,569,627	$2,580,800	$2,580,650
Online bill pay penetration (accounts > 90 days)	55%	55%	54%	54%	54%	53%	53%	53%	53%	53%	52%	52%	52%
Direct deposit of payroll penetration (accounts > 90 days)	56%	57%	57%	55%	54%	54%	54%	54%	54%	54%	54%	55%	55%
Services per customer	2.38	2.39	2.41	2.43	2.43	2.44	2.44	2.44	2.44	2.52	2.43	2.47	2.78

Average retail checking account balance	$2,598	$2,542	$2,316	$2,403	$2,302	$2,242	$2,322	$2,235	$2,255	$2,524	$2,365	$2,421	$2,558
Average retail money market account balance	$11,938	$11,441	$11,040	$10,711	$10,402	$10,046	$9,778	$9,579	$9,491	$9,451	$9,328	$9,362	$9,608
Average retail CD balance	$13,356	$13,285	$13,173	$13,064	$12,912	$12,833	$12,801	$12,760	$12,911	$12,964	$13,031	$13,470	$14,084

Average small business checking account balance	$6,993	$7,022	$6,899	$7,231	$7,031	$7,242	$6,903	$7,365	$7,206	$7,631	$6,948	$7,193	$7,699
Average small business money market account balance	$39,990	$39,116	$39,946	$38,239	$38,978	$37,269	$35,504	$35,365	$33,971	$32,383	$30,952	$33,284	$32,137
Average small business CD balance	$23,357	$23,321	$22,609	$23,061	$23,106	$25,182	$24,281	$23,909	$23,870	$23,725	$23,217	$22,310	$22,425

Business Equipment Financing —
Production	$19,693	$21,150	$17,963	$19,410	$13,366	$12,682	$13,123	$13,464	$17,437	$13,428	$14,284	$17,909	$19,756

MORTGAGE BANKING SEGMENT
Conforming mortgage production	$810,201	$675,864	$704,656	$723,314	$674,823	$746,475	$605,640	$527,125	$466,527	$467,806	$447,005	$353,913	$359,983
Refinance loans as a % of production	36%	32%	31%	33%	37%	40%	44%	46%	45%	45%	54%	48%	39%
Conforming mortgage sales	$935,879	$461,463	$720,616	$774,967	$369,396	$922,617	$692,632	$577,989	$455,392	$498,347	$432,674	$378,109	$363,484
Locked conforming mortgage pipeline	$842,835	$809,625	$856,041	$962,059	$862,208	$833,680	$610,853	$509,227	$511,546	$520,044	$411,385	$368,822	$334,171

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank. All information is unaudited.

Monthly Commentary

Attached is our monthly operating statistics and financial data report. It reflects results for March 2007 and the prior twelve months.
All comparisons below are on a month-over-month basis, unless noted otherwise. Please also note that we have revised this report to reflect the company’s two areas of continuing operations following the completion of our restructuring initiative — Retail Banking and Mortgage Banking.

Highlights and Clarifications

•                  Total average assets fell by $420 million or 10.8% as a result of the company’s sale of its auto loan portfolio. As indicated previously, management elected to sell the portfolio and subsequently deleverage the bank as part of its ongoing capital management effort to remain in compliance with regulatory risk-based capital ratios.

•                  Total customers declined by 11.7% to 213,362 also as a result of the auto loan sale.

•                  The drop in retail deposits relates to a $44.3 million decrease in brokered CDs, which was offset in part by core deposit growth of $36.5 million. As of March 31, 2007, the bank still had $968 million in brokered CDs.

•                  Services per customer increased to 2.78 due to the sale of the auto loan portfolio.

•                  Production in the business equipment financing unit was up 10.3% to $19.8 million.

•                  Conforming mortgage production was up slightly to $360 million, but conforming mortgage sales decreased by $14.6 million or 3.8% due to lower production volumes in previous months.

•                  The locked conforming mortgage pipeline fell by $34.6 million or 9.3% due to weak market conditions and a loss of market share as we have had turnover in our wholesale and retail sales force through our corporate reorganization effort as well as concern about the company’s recent financial performance among brokers and correspondents.

Earnings Outlook

Management is in the process of closing out first quarter results. Current analyst estimates for first quarter results range from a loss of $0.24 per share to a loss of $0.50 per share based on ongoing operating results and anticipation of a one-time charge on the sale of the bank’s auto loan portfolio, which management is now confirming at $7.0 million.

Management now expects the loss to total between $0.70 and $0.80 per share. The difference is comprised of $5 million in additional non-conforming repurchase reserves, which management believes represents the end of any remaining exposure, and further weakening of the company’s operating results. The operating weakness is centered in:

•                  The deleveraging of the bank, which management cautions will adversely impact the bank’s forward earnings profile; and

•                  Lower production volumes in the indirect conforming mortgage channel.

Management points out that the subsequent events period for the fiscal year ended December 31, 2006, is still open due to the company’s late filing status of its Annual Report on Form 10-K. Management continues to evaluate information as it becomes available and, as a result, it is possible that some transactions and entries from first quarter 2007 may need to be pushed back to fourth quarter 2006. The company tentatively plans to announce preliminary, unaudited financial results for the first quarter in mid- to late May. We will publish the date, and pertinent conference call information, once it has been set.

As always, we appreciate your interest in our company. If you have questions or need anything more, please let us know.

Rich Jeffers
Director, Investor Relations, NetBank, Inc.
Phone: 678-942-7596
rjeffers@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future events, performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking; 4) potential difficulties in integrating the Company’s operations across its lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, as well as Exhibit 99.2 to its Current Report on Form 8-K filed with the SEC on January 3, 2007. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.